Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
-------------------------------

      We hereby consent to the use of the audited consolidated financial statements of Western Media Group Corporation for the year ended December 31, 2005 and 2004 in the Form 10-KSB and S-8 filings of Western Media Group Corporation. These consolidated financial statements were audited by us as indicated in our report dated April 14, 2006.

/s/ Jewett Schwartz & Associates                   Dated: April 14, 2006
--------------------------------
Jewett Schwartz & Associates